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                                                                    EXHIBIT 10.9




                            MAGUIRE PROPERTIES, INC.
                        555 WEST FIFTH STREET, SUITE 5000
                       LOS ANGELES, CALIFORNIA 90013-1010

                                 November 1, 2003

Mr. Mark Lammas
5100 Bellaire
Valley Village, CA 91607

       RE: AMENDMENT TO EMPLOYMENT TERMS

Dear Mark:

      Reference is made to that certain employment letter (the "Employment Letter"), dated as of November 8, 2002, between you, Maguire Properties, Inc. (the "REIT") and Maguire Properties, L.P. (the "Operating Partnership" and together with the REIT, the "Company"). You and the Company have mutually agreed to amend certain provisions of the Employment Letter.

      Accordingly, effective as of January 1, 2004 (except as indicated below), the Employment Letter shall be amended as follows:

      Section 2 of the Employment Letter captioned "Base Compensation" shall be amended by increasing the base salary from "$250,000" to "$275,000" per year.

      Effective as of November 1, 2003, Section 3 of the Employment Letter shall be amended by increasing the maximum potential annual bonus from 75% to 100% of the annual base salary for each year.

      Section 4(b) of the Employment Letter shall be deleted in its entirety and the following shall be substituted in lieu thereof:

            "(b) Subsequent Grant. Provided that your employment with the Company has not terminated (except as provided below), the REIT shall, upon the earlier to occur of (i) the date on which the REIT makes its annual grants to similarly situated executives under the Incentive Plan for the year following the year in which the Effective Date occurs, or (ii) the first anniversary of the Effective Date, grant you a number of shares of the REIT's common stock (the "Subsequent Restricted Stock") equal to the quotient obtained by dividing (x) $2,000,000 by (y) the fair market value (as determined under the Incentive Plan) of a share of the REIT's common stock on the date of grant. The Subsequent Restricted Stock will be granted to you at a purchase price of $0.01 per share. The Subsequent Restricted Stock will vest as follows: twenty percent (20%) of the shares of the Subsequent Restricted Stock will vest on the date on which the Subsequent Restricted Stock is granted to you (the "First Vesting Date"), and, subject to your continued employment with the Company (except as provided below), twenty percent (20%) of the shares of the Subsequent Restricted Stock will vest on each of the first, second, third and fourth anniversaries of the First Vesting Date (each a "Subsequent Vesting Date," and together with the "First Vesting Date," a "Vesting Date"). Notwithstanding anything to the contrary, in the event of a termination of your employment by the Company without cause (as defined below), all Subsequent Restricted Stock (that is, the number of shares equating to $2,000,000 as determined above) shall, upon such termination, be considered granted and vested in full, without regard to the vesting schedule based

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on continued employment described herein, provided, that in no event shall such vesting upon a termination without cause result in greater than 100% of the Subsequent Restricted Stock becoming vested. Consistent with the foregoing, the terms and conditions of the Subsequent Restricted Stock will be set forth in a restricted stock agreement to be entered into by you and the REIT which will evidence the grant of the Subsequent Restricted Stock."

            Except as set forth herein, the Employment Letter shall remain in full force and effect. All capitalized terms used in this letter without definition will have the meanings given to them in the Employment Letter.

            Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this letter in the space provided below for your signature and returning it to Rick Gilchrist. Please retain one fully-executed original for your files.

                                     Sincerely,

                                     Maguire Properties, Inc., a Maryland
                                     corporation


                                     By: /s/ Richard I. Gilchrist
                                         --------------------------------------
                                     Name: Richard I. Gilchrist
                                     Title: Co-Chief Executive Officer and
                                            President


                                     Maguire Properties, L.P., a Maryland
                                     limited partnership

                                     By: Maguire Properties, Inc.
                                     Its: General Partner


                                     By: /s/ Richard I. Gilchrist
                                         --------------------------------------
                                     Name: Richard I. Gilchrist
                                     Title: Co-Chief Executive Officer and
                                     President


Accepted and Agreed,
this 24th day of November, 2003


By: /s/ Mark Lammas
    ---------------------------
    Mark Lammas


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